EXHIBIT 5
                                                                ---------



                      SCHIFF HARDIN & WAITE
                         7200 SEARS TOWER
                     CHICAGO, ILLINOIS 60606


William H. Navin
(312) 258-5534


                                   March 30, 1998



The Options Clearing Corporation
440 South LaSalle Street
Chicago, Illinois 60605


Re:  Registration Statement on Form S-20
     -----------------------------------

Ladies and Gentlemen:

          We are acting as counsel to The Options Clearing Corporation, a Delaware corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-20 covering 971,853,585 put and call options (of which 171,853,585 are being carried forward from the Company s Registration Statement on Form S-20, No. 333-3654) to be issued in transactions on certain participating exchanges. In that connection, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed necessary or appropriate to enable us to render the opinion contained herein.

          Based on the foregoing, it is our opinion that the put and call options covered by the Registration Statement have been duly authorized, and, when issued in accordance with the by-laws and rules of the Company, will be binding obligations of the Company in accordance with and subject to such by-laws and rules.

          We hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Opinions and Experts" in the Registration Statement.

                                   Very truly yours,

                                   SCHIFF HARDIN & WAITE



                                   By: /s/   William H. Navin
                                       --------------------------
                                        William H. Navin